COMBINED AMENDMENT NO. 1
TO SECURITIES PURCHASE AGREEMENT
AND DEBENTURE

This Amendment No. 1 to the Securities Purchase Agreement and the First Debenture, as defined below, (this “Amendment”) is entered to be effective as of the 15th day of December, 2006, by 3DIcon Corporation, an Oklahoma corporation, with principal executive offices located at 7507 Sandusky Ave., Tulsa, Oklahoma 74136 (the “Company”), and Golden Gate Investors, Inc., a California corporation (“Holder”).

WHEREAS, Holder and the Company desire to amend the terms of the Securities Purchase Agreement dated as of November 3, 2006 (the “Securities Purchase Agreement”), and the terms of the 6¼% Convertible Debenture dated November 3, 2006 (the “First Debenture”) in order to clarify the terms and conditions pursuant to which the Company may elect to sell to Holder, and Holder is obligated to purchase, an additional debenture in the original principal amount of $1,250,000 (the “Second Debenture”);

ARTICLE I

AMENDMENTS TO SECURITIES PURCHASE AGREEMENT

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.1 All terms used herein and not otherwise defined herein shall have the definitions set forth in the Securities Purchase Agreement and in the First Debenture.

1.2 Section I.C. of the Securities Purchase Agreement is hereby amended in its entirety as follows:

C. Additional Investment Right. At such time as the Principal Balance of the Debenture is less than $400,000, and provided the Company is then in compliance with the terms of the Debenture and this Agreement, the Company shall have the option to require the Holder to purchase the Second Debenture, with the terms of the Second Debenture and payment of the purchase price thereof subject to the same terms and conditions of this Agreement and the Debenture, except that the Conversion Price in Section 3.1 for the Second Debenture shall be the lesser of: (i) $2.00, or (ii) 90% of the average of the five lowest Volume Weighted Average Prices during the twenty Trading Days prior to GGI’s election to convert. When the Second Debenture is issued, the term “Debenture” as used in this Agreement shall be deemed to include the Second Debenture in all respects. The closing of the purchase and sale of the Second Debenture shall occur within thirty days of the date that (i) the Principal Balance of the Debenture is less than $400,000, and (ii) the Company gives written notice to the Holder exercising the option to require the sale of the Second Debenture (“Subsequent Closing Date”). In the event that Holder fails to fund the Second Debenture in accordance with the terms of this section, Holder shall pay the Company liquidated damages of $250,000 within ten (10) days of the Second Closing Date.

1.3 Section II.6. of the Securities Purchase Agreement is hereby amended in its entirety as follows:

Assuming the compliance by the Company with the terms of this Agreement, as amended, the Debenture and the Registration Rights Agreement, the Holder agrees to purchase the Second Debenture in accordance with the provisions of Section I.C. above.

1.4 All other terms and provisions of the Securities Purchase Agreement in direct conflict with the amendments specifically set forth herein are hereby amended to conform to these amendments; and except for these amendments, all other terms and conditions of the Securities Purchase Agreement shall remain unamended hereby and in full force and effect.

ARTICLE II

AMENDMENTS TO FIRST DEBENTURE

2.1 All terms used herein and not otherwise defined herein shall have the definitions set forth in the First Debenture and in the Securities Purchase Agreement.

2.2 The third sentence of the first paragraph of Section 3.1 of the First Debenture is hereby deleted and replaced with the following sentence:

The “Conversion Price” shall be equal to the lesser of: (i) $2.00, or (ii) 70% of the average of the five lowest Volume Weighted Average Prices during the twenty Trading Days prior to Holder’s election to convert (the percentage figure being a “Discount Multiplier”). The Company reserves the right to increase the number of Trading Days in clause (ii) above, as it deems appropriate.

2.3 All other terms and provisions of the First Debenture in direct conflict with the amendments specifically set forth herein are hereby amended to conform to these amendments; and except for these amendments, all other terms and conditions of the First Debenture shall remain unamended hereby and in full force and effect.

ARTICLE III

AMENDMENTS TO BOTH
SECURITIES PURCHASE AGREEMENT AND TO FIRST DEBENTURE

3.1 Entire Agreement. This Amendment, together with the Securities Purchase Agreement, the First Debenture and Registration Rights Agreement, embodies the entire agreement and understanding between the Company and Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

3.2 Severability. If any provision of this Amendment, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

3.3 Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed and delivered on the date first above written.

3DIcon Corporation	Golden Gate Investors, Inc.

By: /s/ Martin Keating	By:	/s/ Travis Huff

Title: President and C.E.O.		Title: Portfolio Manager and Vice President